UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2023

MADISON SQUARE GARDEN ENTERTAINMENT CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41627	92-0318813
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Pennsylvania Plaza, New York, NY	10121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 465-6000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock	MSGE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01	Other Events.

On September 22, 2023, Sphere Entertainment Group, LLC (the “Selling Stockholder”), a subsidiary of Sphere Entertainment Co., completed a secondary offering (the “Offering”) of 8,221,188 shares, which includes the exercise in full of the underwriters’ option to purchase additional shares, of Class A common stock, par value $0.01 per share (“Class A Common Stock”), of Madison Square Garden Entertainment Corp. (the “Company”) at a public offering price of $32.50 per share, less underwriting discounts and commissions. As part of the Offering, the Company repurchased 1,602,564 shares of Class A Common Stock from the underwriters at a price per share of $31.20, equal to the price at which the underwriters purchased the shares from the Selling Stockholder in the Offering, for an aggregate of approximately $50 million.

In connection with the Offering, the Company entered into an Underwriting Agreement, dated September 19, 2023 (the “Underwriting Agreement”), by and among the Company, the Selling Stockholder and BofA Securities, Inc., Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, as the underwriters. The offering of the shares of Class A Common Stock was registered pursuant to the Company’s registration statement on Form S-1 (File No. 333-274555), which the Securities and Exchange Commission declared effective on September 19, 2023. The Company did not receive any of the proceeds from the sale of the shares of Class A Common Stock by the Selling Stockholder in the Offering.

At the completion of the Offering, the Selling Stockholder no longer held any of the issued and outstanding shares of the Company’s Class A Common Stock, as compared to approximately 19.3% immediately prior to the completion of the Offering.

The description of the Underwriting Agreement in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

1.1	Underwriting Agreement, dated September 19, 2023, by and among Madison Square Garden Entertainment Corp., Sphere Entertainment Group, LLC and BofA Securities, Inc., Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC.

104	Cover Page Interactive Data File (embedded within the inline XRBL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 22, 2023	MADISON SQUARE GARDEN ENTERTAINMENT CORP.

	By:	/s/ David F. Byrnes
	Name:	David F. Byrnes
	Title:	Executive Vice President and Chief Financial Officer